EXHIBIT 4.38

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 9, 2016, among OPEN TEXT GXS ULC, OPEN TEXT SA ULC (together, the “New Guarantors”), subsidiaries of OPEN TEXT CORPORATION, a corporation organized under the laws of Canada (the “Company”), the COMPANY and THE BANK OF NEW YORK MELLON, as the U.S. trustee, and BNY TRUST COMPANY OF CANADA, as the Canadian Trustee (together, the “Trustees”) under the indenture referred to below.

W I T N E S S E T H :

WHEREAS the Company and the existing Subsidiary Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustees an Indenture (the “Indenture”) dated as of May 31, 2016, providing for the issuance of 5.875% Senior Notes due 2026 (the “Notes”);

WHEREAS Section 4.7 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustees a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to Subsidiary Guarantees on the terms and conditions set forth herein and under the Indenture; and

WHEREAS pursuant to Section 9.1 of the Indenture, the Trustees, the Company and the New Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company and the Trustees mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all the existing Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Waiver of Jury Trial. EACH OF THE NEW GUARANTORS AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6. Trustees Make No Representation. Neither of the Trustees makes any representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

OPEN TEXT GXS ULC,

By:	/s/ GORDON A. DAVIES
Name: Gordon A. Davies
Title: Secretary

OPEN TEXT SA ULC,

By:	/s/ GORDON A. DAVIES
Name: Gordon A. Davies
Title: Secretary

OPEN TEXT CORPORATION,

By:	/s/ GORDON A. DAVIES
Name: Gordon A. Davies
Title: EVP, CLO and Corporate Development

THE BANK OF NEW YORK MELLON, as U.S. Trustee

By:	/s/ TERESA WYSZOMIERSKI
Name: Teresa Wyszomierski
Title: Vice President

BNY TRUST COMPANY OF CANADA, as Canadian Trustee

By:	/s/ TERESA WYSZOMIERSKI
Name: TERESA WYSZOMIERSKI
Title: AUTHORIZED SIGNING OFFICER